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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 1999 (except for Note 7, as to which the date is March 23, 1999, and the last paragraph of Note 1, as to which the date is September 9, 1999), in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-87033) and related prospectus of Amylin Pharmaceuticals, Inc. for the registration of 12,594,009 shares of its common stock.



                                                       ERNST & YOUNG LLP


San Diego, California
November 19, 1999